UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 17, 2013

AMKOR TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 SOUTH PRICE ROAD

CHANDLER, AZ 85286

(Address of Principal Executive Offices, including Zip Code)

(480) 821-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On July 17, 2013, Amkor Technology, Inc. (the “Company”) entered into a Separation and Consulting Agreement (the “Separation Agreement”) with Michael J. Lamble in connection with his previously announced departure as Executive Vice President, Global Sales and Marketing on July 10, 2013 (the “Separation Date”).

Pursuant to the Separation Agreement, Mr. Lamble will serve as a consultant to the Company for a period of twelve months following the Separation Date. Mr. Lamble will receive (i) monthly payments of $41,666 for twelve months, (ii) a lump sum amount equal to the pro-rata bonus he would have been paid for such year, if any, under the Company’s 2013 Executive Bonus Plan (calculated for a period of six months), (iii) reasonable costs of outplacement services for a period of six months, and (iv) payment of health insurance premiums during the twelve month consulting period. Further, Mr. Lamble’s unvested shares of restricted stock and vested stock options will be treated in accordance with the terms of the applicable award agreement.

The Separation Agreement also contains confidentiality, limitations on competition, non-solicitation, non-disparagement and other customary provisions and is subject to non-revocation of a general release by Mr. Lamble.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2013	Amkor Technology, Inc.

/s/ Gil C. Tily
Gil C. Tily
Executive Vice President Chief Administrative Officer and General Counsel